Exhibit 10.12

February 13, 2003

Mr. Ted R. Jadwin
2739 North Pine Grove Avenue
Chicago, Illinois 60614

Dear Ted:

I am pleased to offer you the position of Senior Vice President, General Counsel with Trizec Properties, Inc. The position will be based in our Chicago Corporate office and will report directly to the President & Chief Executive Officer. Further details of this offer of employment are as follows:

➢	Compensation

Your starting salary will be $275,000 per annum, payable biweekly.

You will also be eligible for a bonus award at a target of 50%-70% of your eligible earnings. Eligible earnings are wages that you earn from your start date to December 31st of this year, and thereafter, total wages earned for the year. This award is contingent upon meeting various Company, Team and Individual performance measures. During the coming year, any bonus award will be paid on or about March 1, 2004.

➢	Performance Appraisal

You will receive a performance and salary review after the completion of 2003.

➢	Stock Options

A recommendation will be made to the Compensation Committee of the Board whereby you will be granted options to acquire 25,000 common shares of the Corporation in accordance with the Company’s Stock Option Plan at the price on your start date.

As with any company policy, Trizec Properties, Inc.
reserves the right to change, modify or eliminate policies and procedures as necessary.

Mr. Ted R. Jadwin
February 13, 2003

➢	Long Term Incentive Plan

As a member of Senior Management, you will be eligible for consideration in Trizec’s long term incentive program. This program is currently under review and not yet final. Specific details of this program will be communicated to you at a later date and subject to Board approval.

➢	Start Date

Your start date for all purposes will be determined, but preferably not later than March 3, 2003.

On your first day, you should arrive at our office located in Sears Tower, 233 S. Wacker Drive, Suite 4600. Please review the attached list of acceptable documents that you will need to bring for proof of your U.S. work status (this is a requirement for employment). We also request that you complete the attached Employee Questionnaire and bring this with you as well.

➢	Benefits

You will be eligible for coverage under our benefits plan effective the first of the month following your date of employment (see attached). Details of the benefits coverage available will be provided to you together with the necessary forms to be completed to enroll you in the benefits program.

Important Note: Your previous employer is required by law to provide you with a “Certification of Creditable Coverage” (please contact them immediately if you did not yet receive this). A copy of this certificate must be provided to Trizec’s Human Resources department before we can submit your medical enrollment for new coverage. Doing so will prevent claims processing delays and denial of claims for any pre-existing conditions.

➢	401(k)

You will be eligible to join Trizec’s plan once you have completed the necessary service of six (6) months. Details of the plan will be mailed to you upon eligibility.

➢	Vacation

As an Officer of the Company, your vacation entitlement will be in accordance with Trizec’s current vacation policy — twenty (20) days per calendar year, which begins accruing on your start date.

As with any company policy, Trizec Properties, Inc.
reserves the right to change, modify or eliminate policies and procedures as necessary.

Mr. Ted R. Jadwin
February 13, 2003

➢	Deferred Compensation

You are entitled to participate in the Trizec Deferred Compensation plan. Details will be discussed with you upon employment.

➢	Parking

You will be provided a parking space in the Sears Tower.

➢	Club Dues

You will be reimbursed for club dues, it being agreed that such reimbursement will cover your current monthly dues in the amount of $289 per month at the Standard Club.

➢	Severance Pay

In the event that Trizec should terminate your employment (other than for cause) during the first twelve (12) months of employment, you will receive a severance payment in an amount equivalent to three months of salary, subject to Trizec’s normal requirements that you execute a release in favor of the Company and that you conclude your duties in a manner acceptable to the Company. After twelve (12) months of employment, any severance payment provided upon termination of employment, if any, shall be in accordance with Company policy.

➢	Change of Control

The Company agrees to provide “Change in Control Provisions,” as set forth in “Appendix A,” which are incorporated herein.

➢	Arbitration

Finally, it is agreed that any disputes or claims based on this Agreement or any other term or condition of employment, which cannot amicably be resolved between the parties, shall be resolved through binding arbitration in accordance with the rules of the American Arbitration Association.

This offer is contingent upon the Company’s approval of the final reference checks. You agree to respect and abide by all corporate policies and procedures during your employment and to be bound by and comply with the Trizec Principles of Business Conduct.

As with any company policy, Trizec Properties, Inc.
reserves the right to change, modify or eliminate policies and procedures as necessary.

Mr. Ted R. Jadwin
February 13, 2003

Please excuse the formality; however, please recognize that neither this letter nor anything said to you during the interview process should be interpreted to represent either explicitly or implicitly, an employment contract. Either you or Trizec may terminate this employment agreement at any time.

We look forward to working with you Ted, and are confident of the personal challenges and rewards that Trizec has to offer. Please countersign this letter and return it to Beth Hayden, Vice President, Human Resources in the envelope provided no later than February 14, 2003.

Sincerely,

/s/ Timothy H. Callahan

Timothy H. Callahan
President & Chief Executive Officer

I, Ted r. jadwin:

•	Accept this offer of employment.

•	Have read, understand and agree to the terms and conditions contained in this letter.

•	Declare that all career and employment information provided by me to Trizec is true.

/s/ Ted R. Jadwin	February 13, 2003
Signature	Date

As with any company policy, Trizec Properties, Inc.
reserves the right to change, modify or eliminate policies and procedures as necessary.

Appendix A

CHANGE IN CONTROL PROVISIONS

      1. Eligibility for Severance Compensation. Ted R. Jadwin (the “Executive”) shall be eligible to receive severance compensation, in the amounts and at the times described in Paragraph 3, in the event that his employment with Trizec Properties, Inc. (the “Corporation”) is terminated as of or after a “change in control of the Corporation” (as hereinafter defined), as follows:

      Within twelve (12) months after the change in control of the Corporation, and the Executive’s termination of employment is not on account of:

     (a) Executive’s disability;

     (b) Executive’s death;

     (c) Executive’s conduct involving gross neglect, dishonesty, willful gross misconduct or moral turpitude which, in any case, is injurious to the business of the Corporation; or

     (d) Executive’s voluntary resignation; provided that a resignation shall not be considered to be voluntary for the purposes of this Appendix if it occurs because, within twelve (12) months subsequent to the change in control, there has been: (i) a reduction (other than across-the-board reductions which are made for all similarly-situated executives) in the Executive’s base salary, benefits and/or opportunities for incentive compensation; (ii) a reassignment of the Executive, without the Executive’s consent, to a position which is, in light of the Executive’s particular professional background, demonstrated abilities and career path, not reasonably suitable for the Executive; or (iii) a relocation of the Executive’s primary work location, without the Executive’s consent, to a geographic location which is more than 50 miles from the Executive’s primary work location as contemplated by the offer letter to which this Appendix is attached.

      2. Change in Control. For the purpose of this Appendix, a “Change in Control of the Corporation” shall be deemed to have occurred if:

     (a) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such term is modified in Sections 13(d) and 14(d) of the Exchange Act), other than (i) any employee plan established by the Company or any Subsidiary, (ii) the Company or any of the Company’s affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), including any PM Affiliate (as hereinafter defined), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities; provided, however, that, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person becomes a beneficial owner of more than 20% of the then outstanding Shares or combined voting power of the Company’s then outstanding voting securities as the result of the acquisition of Shares by the Company (a “Company Share Repurchase”); however if such person acquires any additional Shares following such Company Share Repurchase, such acquisition of additional Shares shall constitute a Change in Control unless, after giving effect to such acquisition, such person will not beneficially own 20% or more of the then outstanding Shares or combined voting power of the Company’s then outstanding voting securities; and provided, further, that no Change in Control shall be deemed to occur hereunder so long as the Company remains a PM Affiliate;

     (b) a change in the composition of the Board of the Company (the “Board”) such that individuals who, as of May 29, 2003, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board subsequent to the May 29, 2003 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (including by prior application of this proviso) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

     (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 50.1% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (ii) a merger or consolidation with or into a PM Affiliate or (iii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (determined pursuant to clause (a) above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities; provided, however that if, at any time on or prior to approval by stockholders of a merger or consolidation, the Committee determines that the consummation of such merger or consolidation is subject (whether for regulatory reasons or otherwise) to significant uncertainty, the Committee may provide that a Change in Control that would otherwise be deemed to occur hereunder upon such stockholder approval shall instead occur only upon consummation of the relevant merger or consolidation (within a specified time period following stockholder approval, if appropriate) or upon the occurrence of any other event or events occurring prior to such consummation specified by the Committee; or

     (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to (i) a PM Affiliate, or (ii) an entity, at least 50.1% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

As used in this Paragraph 2, the term “PM Affiliates” means Peter Munk, the Company and any entity or person affiliated with Peter Munk; provided, however, that Peter Munk and such affiliates shall cease to be deemed PM Affiliates if, at any time following May 29, 2003, they cease to have continually possessed control (within the meaning of Rule 405 under Regulation C promulgated under the Securities Act of 1933, as amended) over the Company or any successor thereto. In the event that Peter Munk and his affiliates cease to continuously possess control over the Company (and thereby cease to constitute “PM Affiliates” hereunder), including, without limitation, by reason of Mr. Munk’s death (such cessation of continuous control being hereinafter referred to as a “PM Event”), (x) such PM Event shall not result automatically in a Change in Control hereunder, even if any person (including, without limitation, Peter Munk or his affiliates or any transferee of or successor to any of them) beneficially owns 20% of the then outstanding Shares or combined voting power of the Company’s then outstanding securities, and (y) the Committee (A) promptly shall make a determination whether to accelerate Awards upon or in connection with such PM Event, taking into consideration, among other things, whether any person beneficially owns more than 20% of the then outstanding Shares or combined voting power of the Company’s then outstanding securities or otherwise possesses actual or potential control over the Company, and (B) if it determines not to accelerate Awards upon or in connection with such PM Event, shall establish rules and guidelines to determine the circumstances following a PM Event when a Change in Control will be deemed to occur.

      3. Amount and Payment of Transitional Compensation. In the event the Executive is eligible for severance compensation pursuant to the provisions of Paragraph 1 hereof, he shall, upon execution (and non-revocation during the applicable revocation period) of a standard release of all employment-related claims against the Corporation, be entitled to the following:

     (a) a lump sum payment, payable upon termination of employment, equal to six (6) months of his then-current total compensation (base salary plus bonus); and

     (b) continuation of medical benefits for himself and his eligible dependents for the six (6)-month period following termination of employment (with any COBRA continuation rights commencing upon the end of this period), upon the same terms in effect for executives of the Corporation generally during such six (6)-month period.

     (c) all outstanding stock options and grants would immediately vest as of the termination date. In the case of stock options, Executive would have up to twelve (12) months from the termination date to exercise them.

      4. No Funding of Severance Compensation. Nothing herein contained shall require or be deemed to require the Corporation to segregate, earmark or otherwise set aside any funds or assets to provide for any payments required to be made hereunder, and the Executive’s right to transitional compensation hereunder shall be solely that of a general, unsecured creditor of the Corporation.

      5. Deduction and Withholding. All benefits payable to the Executive pursuant to this Agreement shall be subject to ordinary payroll taxes and withholding as required by applicable law.